Etsy, Inc. Reports Fourth Quarter and Full Year 2025 Results
Etsy marketplace returns to slight GMS growth in Q4 25; expects GMS growth in FY 2026

Brooklyn, NY - February 19, 2026 - Etsy, Inc. (NYSE: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced financial results for its fourth quarter and full year ended December 31, 2025.
“Our clear strategic focus and solid execution are driving progress on the journey to bring the Etsy marketplace back to sustained growth,” said Kruti Patel Goyal, President and Chief Executive Officer of Etsy, Inc. “What sets Etsy apart is not just what we sell, but who we’re built for: buyers seeking something personal and sellers bringing creativity to life. By strengthening how we connect the right people with the right items at the right moments, we see a meaningful opportunity to grow relevance, engagement, and market share over time, while continuing to deliver long-term value to all of our stakeholders.”
Fourth quarter 2025 performance highlights include:

Consolidated results: Etsy completed the sale of Reverb on June 2, 2025. Note that on an ‘as reported’ basis, all year-over-year consolidated performance comparisons were impacted by this transaction.
•GMS was $3,592.6 million, up 2.4% year-over-year and 1.3% on a currency-neutral basis, excluding Reverb from the prior-year period. On an as reported basis, including Reverb‘s fourth quarter 2024 GMS of $228.3 million, consolidated GMS was down 3.8% year-over-year.
•Revenue was $881.6 million, up 6.6% year-over-year, excluding Reverb from the prior-year period. On an as reported basis, including Reverb’s fourth quarter 2024 revenue of $24.9 million, consolidated revenue was up 3.5% year-over-year.
•Take rate was 24.5%. Growth in revenue was primarily driven by continued strong consolidated on-site ads performance.
•Net income was $110.7 million, down $19.2 million year-over-year, reflecting a non-cash foreign exchange gain of $19.1 million in the fourth quarter of 2024, with no comparable gain in the fourth quarter of 2025. Consolidated net income margin was 12.6% and diluted net income per share was $0.92.
•Non-GAAP Adjusted EBITDA was $222.5 million, with consolidated non-GAAP Adjusted EBITDA margin of approximately 25.2%.
•Etsy ended the fourth quarter with $1.8 billion in cash and cash equivalents and short- and long-term investments. Under Etsy’s stock repurchase program, during the fourth quarter of 2025, Etsy repurchased an aggregate of approximately $133 million, or 2.3 million shares, of its common stock.

Etsy marketplace performance highlights:
•GMS was $3,292.9 million, up 0.1% year-over-year and down 1.0% on a currency-neutral basis.
•GMS transacted on the Etsy app grew 6.6% year-over-year, and represented approximately 46% of GMS.
•Active sellers totaled 5.6 million, a 1.5% year-over-year decrease, but up modestly on a sequential basis with retention of prior year active sellers inflecting positively in the quarter.
•Active buyers totaled 86.5 million, down 3.4% year-over-year, and nearly flat sequentially, with modest sequential growth in U.S. buyers.
•During the quarter, Etsy acquired 6.8 million new buyers and reactivated 10.4 million buyers, representing 17.2 million gross buyer additions, a 2.7% increase from the prior year. Additionally, at quarter end our trailing twelve month count of habitual buyers was 5.9 million.
•GMS per active buyer on a trailing twelve month basis was $121, down 0.5% year-over-year. This metric improved sequentially, and the year-over-year decline moderated.
•Based on Consumer Edge data, during the quarter we outperformed peers in half of our top six categories, and Etsy’s Home and Living category grew year-over-year. Impactful programs during the quarter included our curated gifts ideas and Cyber deals.
•Key product and marketing initiatives in the fourth quarter included:
◦Strengthening owned marketing channels, with email and push clicks up more than 25% year-over-year, while send volume stayed disciplined.

◦Expanding our third-party shipping partner program into five new markets - Bulgaria, Italy, Lithuania, Spain, and Ukraine - with a mix of trusted and new logistics partners to improve cross-border shipping, delivery reliability, and Delivery Duties Paid coverage for sellers.
◦In addition to our previously announced integration with OpenAI’s ChatGPT Instant Checkout, in January of 2026, we announced agentic shopping partnerships with Google and Microsoft that allow their signed-in U.S. users to purchase select Etsy items directly within AI-powered experiences like AI Mode in Google Search, the Gemini app, and Copilot Checkout, making it more seamless to purchase our sellers’ unique items at the moment shoppers move from inspiration to intent. We also announced an agentic payments partnership with Stripe that allows Etsy to accept agentic payments from multiple platforms via a single integration.

Depop marketplace performance highlights:
•GMS was $299.7 million, up 37.2% year-over-year on a currency-neutral basis, driven primarily by continued strength in the United States. U.S. buyer GMS grew 60.2% year-over-year, with strong momentum in December driven by improved sign-ups and new buyer contribution. Depop’s largest-ever brand marketing campaign in the United States contributed to this strong performance.
•Product enhancements to recommendations and search drove meaningful lifts in purchases and conversion.
•Depop active sellers totaled 3.2 million, a 41.1% increase year-over-year; active buyers were up 37.7% to 7.0 million.
“We ended the year with solid results, in-line with or better than our expectations,” said Lanny Baker, Chief Financial Officer. “Fourth quarter consolidated GMS was $3.6 billion, up 2.4% year-over-year excluding Reverb from the prior-year period. Etsy marketplace GMS grew slightly year-over-year, driven by the impact of our near-term priorities as well as some benefit from foreign exchange rates and competitive spending patterns in certain marketing channels. We saw stabilization and some improvement in our key customer metrics, including moderation in active buyer declines, sequential stabilization in trailing twelve month GMS per active buyer, growth in total gross buyer additions, and sequential growth alongside higher retention of active sellers. Fourth quarter Adjusted EBITDA was $222 million, representing a consolidated Adjusted EBITDA margin of 25.2%, with the core Etsy marketplace hitting our highest Adjusted EBITDA margin level of 2025, at approximately 30%.”

Fourth Quarter and Full Year 2025 Financial Summary
(in thousands, except percentages; unaudited)
The financial results of Reverb have been included in our consolidated financial results until June 2, 2025 (the date of sale), except as noted in footnote (3) to the table below. The financial measures and key operating metrics we use are:

	Three Months Ended December 31,		% (Decline) Growth Y/Y		Year Ended December 31,		% (Decline) Growth Y/Y
	2025	2024			2025	2024
GMS (1)	$3,592,650	$3,735,942	(3.8)%		$11,916,900	$12,586,952	(5.3)%
Revenue	$881,636	$852,162	3.5%		$2,883,501	$2,808,332	2.7%
Revenue take rate (2)	24.5%	22.8%	170	bps	24.2%	22.3%	190	bps
Marketplace revenue	$612,442	$607,310	0.8%		$2,007,164	$2,020,744	(0.7)%
Services revenue	$269,194	$244,852	9.9%		$876,337	$787,588	11.3%
Gross profit	$644,090	$634,471	1.5%		$2,065,701	$2,033,778	1.6%
Operating expenses	$514,693	$479,339	7.4%		$1,799,491	$1,653,570	8.8%
Net income	$110,735	$129,906	(14.8)%		$162,982	$303,281	(46.3)%
Net income margin	12.6%	15.2%	(260)	bps	5.7%	10.8%	(510)	bps
Adjusted EBITDA (Non-GAAP)	$222,461	$250,641	(11.2)%		$734,511	$781,538	(6.0)%
Adjusted EBITDA margin (Non-GAAP)	25.2%	29.4%	(420)	bps	25.5%	27.8%	(230)	bps
Net cash provided by operating activities - trailing twelve months	$693,414	$752,469	(7.8)%		$693,414	$752,469	(7.8)%
Free cash flow (Non-GAAP) - trailing twelve months	$638,750	$708,971	(9.9)%		$638,750	$708,971	(9.9)%

Active sellers (3)	8,762	8,134	7.7%		8,762	8,134	7.7%
Active buyers (3)	93,539	95,459	(2.0)%		93,539	95,459	(2.0)%
(1)GMS for the year ended December 31, 2025 includes Etsy marketplace GMS of $10,460.7 million, Depop GMS of $1,074.9 million, and Reverb GMS of $381.3 million.
(2)Revenue take rate is revenue divided by GMS.
(3)Reverb active buyer and seller metrics are reflected in the 2024 periods presented and excluded from the 2025 periods presented following the completion of its sale.

Definitive Agreement to sell Depop to eBay

We announced yesterday that we have entered into a Sale and Purchase Agreement (the “Purchase Agreement”) to sell Depop to eBay Inc. for $1.2 billion in cash, subject to certain adjustments as set forth in the Purchase Agreement. The sale is currently expected to close in the second quarter of 2026, subject to certain closing conditions as set forth in the Purchase Agreement. Etsy will continue to own and operate Depop through such time as the transaction is completed, with Depop’s financial results classified as discontinued operations on Etsy’s consolidated financial statements for both current and prior periods beginning in the first quarter of fiscal year 2026.

Consolidated First Quarter 2026 Guidance and Full Year Commentary

With the anticipated sale of Depop, which will be classified as discontinued operations beginning in the first quarter of 2026 and presented separately in our financials— our guidance reflects continuing operations only, or the core Etsy marketplace.

	Q1 26 Guidance	FY 26 Commentary
GMS	$2.38B to $2.43B	We currently expect slight year-over-year growth in GMS, with positive year-over-year comparisons in each quarter of 2026
Take Rate	~25.5%	Roughly consistent with Q1 26 guidance
Adjusted EBITDA Margin	~28-30%	Roughly consistent with Q1 26 guidance
Please note that our guidance assumes currency exchange rates remain unchanged at current levels.

Commenting on the 2026 outlook, Baker added, “As we enter 2026, we have a focused set of product and marketing initiatives in flight and several early indicators of progress, and we expect that the full impact of these will take time to translate into long-term sustainable growth. Looking beyond the first quarter, with a singular focus on the Etsy business, growing confidence in our operating priorities, and ongoing stabilization in customer metrics, we feel comfortable providing high level commentary for the year. We’ve improved the Etsy marketplace’s annual GMS performance over the last two years, and we expect to further improve our performance this year - achieving slight growth for the full year, with positive year-over-year comparisons in every quarter.”

With respect to our expectations under “Consolidated First Quarter 2026 Financial Guidance” above, reconciliation of Adjusted EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from Adjusted EBITDA; in particular, stock-based compensation expense and related payroll taxes, foreign exchange (gain) loss, interest and other non-operating income, net, provision for income taxes, acquisition, divestiture, and corporate structure-related expenses, and other non-recurring expenses.

Webcast and Conference Call Information
Etsy will host a video webcast conference call to discuss these results at 8:30 a.m. Eastern Time today, which will be live-streamed via the Company’s Investor Relations website (investors.etsy.com) under the Events section. A copy of the earnings call presentation will also be posted to our website.
A replay of the video webcast will be available through the same link following the conference call starting at 12:00 p.m. Eastern Time today, for at least three months thereafter.
About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to “Keep Commerce Human,” and we’re committed to using the power of business and technology to strengthen communities and empower people. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.
Etsy, Inc. also owns fashion resale marketplace Depop. Our marketplaces operate independently, while benefiting from shared expertise in product, marketing, technology, and customer support.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Etsy has used, and intends to continue using, its Investor Relations website and the Etsy News Blog (etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our Investor Relations website and the Etsy News Blog in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Investor Relations Contact:
Deb Wasser, Vice President, Investor Relations
Sarah Marx, Senior Director, Investor Relations
ir@etsy.com
Media Relations Contact:
Lauren Bayse, Senior Director, Corporate Communications
press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to our financial guidance for 2026 and the underlying assumptions; the expected timing of the closing of the Depop transaction; the momentum of our customer-centric priorities; and the impact of our strategic investments in both Etsy and Depop through 2026. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “goal,” “intend,” “may,” “optimistic,” “outlook,” “plan,” “potential,” “should,” “target,” “will,” or similar expressions and derivative forms and/or the negatives of those words.
Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include but are not limited to: (1) macroeconomic, geopolitical, and other events outside of our control; (2) the level of demand for our services or products sold in our marketplaces; (3) the importance to our success of the trustworthiness and safety of our marketplaces and our ability to attract and retain active and engaged communities of buyers and sellers; (4) any real or perceived inaccuracies in our operational metrics; (5) if we or our third-party providers are unable to protect against technology vulnerabilities, service interruptions, security breaches, or other cyber incidents; (6) our dependence on continued and unimpeded access to third-party services, platforms, and infrastructure; (7) operational and compliance risks related to our payments systems; (8) the global scope of our business; (9) our ability to recruit and retain employees and deploy that talent effectively; (10) our ability to compete effectively; (11) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of sellers and buyers; (12) risks related to our environmental, social, and governance activities and disclosures; (13) barriers to and uncertainty around international trade and our efforts to grow our marketplace globally; (14) acquisitions, dispositions, or strategic partnerships that may prove unsuccessful or divert management attention; (15) our ability to deal effectively with fraud or other illegal activity increasingly amplified by advances in AI; and (16) litigation and evolving global legal and regulatory requirements, including privacy and data protection laws, tax laws, product liability laws, laws regulating speech and platform moderation, antitrust laws, and intellectual property and counterfeiting regulations. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Etsy, Inc.
Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,395,836	$811,178
Short-term investments	224,088	228,322
Accounts receivable, net	8,690	8,702
Prepaid and other current assets	127,367	89,931
Funds receivable and seller accounts	205,002	189,558
Total current assets	1,960,983	1,327,691
Restricted cash	8,524	—
Property and equipment, net	229,197	236,706
Goodwill	38,067	137,089
Intangible assets, net	297,352	413,898
Deferred tax assets	119,310	145,630
Long-term investments	134,376	111,725
Other assets	39,445	45,043
Total assets	$2,827,254	$2,417,782
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$28,810	$25,979
Accrued expenses	393,015	374,947
Short-term debt, net	649,008	—
Funds payable and amounts due to sellers	205,002	189,558
Deferred revenue	27,049	19,213
Other current liabilities	60,735	55,416
Total current liabilities	1,363,619	665,113
Finance lease obligations—net of current portion	93,482	93,482
Deferred tax liabilities	8,808	7,957
Long-term debt, net	2,333,230	2,288,083
Other liabilities	126,210	122,013
Total liabilities	3,925,349	3,176,648
Total stockholders' deficit	(1,098,095)	(758,866)
Total liabilities and stockholders’ deficit	$2,827,254	$2,417,782

Etsy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$881,636	$852,162	$2,883,501	$2,808,332
Cost of revenue	237,546	217,691	817,800	774,554
Gross profit	644,090	634,471	2,065,701	2,033,778
Operating expenses:
Marketing	305,875	285,165	914,830	856,565
Product development	114,442	111,466	450,192	443,056
General and administrative	94,376	82,708	332,766	353,949
Asset impairment charges	—	—	101,703	—
Total operating expenses	514,693	479,339	1,799,491	1,653,570
Income from operations	129,397	155,132	266,210	380,208
Other income (expense), net	7,356	23,201	(19,545)	30,567
Income before income taxes	136,753	178,333	246,665	410,775
Provision for income taxes	(26,018)	(48,427)	(83,683)	(107,494)
Net income	$110,735	$129,906	$162,982	$303,281
Net income per share attributable to common stockholders:
Basic	$1.13	$1.17	$1.59	$2.64
Diluted	$0.92	$1.03	$1.39	$2.35
Weighted average common shares outstanding:
Basic	98,213	110,630	102,356	114,944
Diluted	123,541	127,245	124,114	131,721

Etsy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$162,982	$303,281
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	244,745	282,847
Depreciation and amortization expense	101,845	108,074
Provision for expected credit losses	9,006	11,950
Deferred provision (benefit) for income taxes	39,215	(14,445)
Asset impairment charges	101,703	—
Other non-cash expense (income), net	34,610	(18,962)
Changes in operating assets and liabilities, net of sale of business	(692)	79,724
Net cash provided by operating activities	693,414	752,469
Cash flows from investing activities
Purchases of property and equipment	(15,386)	(14,208)
Website and app development	(39,278)	(29,290)
Purchases of investments	(326,582)	(330,763)
Sales and maturities of investments	312,842	321,160
Proceeds from sale of business, net of cash	100,485	—
Net cash provided by (used in) investing activities	32,081	(53,101)
Cash flows from financing activities
Payment of tax obligations on vested equity awards	(75,220)	(61,588)
Repurchase of stock	(776,899)	(723,899)
Proceeds from exercise of stock options	17,667	3,907
Proceeds from issuance of convertible senior notes	700,000	—
Payment of debt issuance costs	(11,339)	—
Payments on finance lease obligations	(6,162)	(6,091)
Other financing, net	(17,922)	503
Net cash used in financing activities	(169,875)	(787,168)
Effect of exchange rate changes on cash	37,562	(15,345)
Net increase (decrease) in cash, cash equivalents, and restricted cash	593,182	(103,145)
Cash and cash equivalents at beginning of period	811,178	914,323
Cash, cash equivalents, and restricted cash at end of period	$1,404,360	$811,178

Currency-Neutral GMS Growth
We calculate currency-neutral GMS growth by translating current period GMS for goods sold that were listed in non-U.S. dollar currencies into U.S. dollars using prior year foreign currency exchange rates.
As reported and currency-neutral GMS decline for the periods presented below is as follows:

	Quarter-to-Date Period Ended			Year-to-Date Period Ended
	As Reported	Currency-Neutral	FX Impact	As Reported	Currency-Neutral	FX Impact
December 31, 2025	(3.8)%	(4.9)%	1.1%	(5.3)%	(5.8)%	0.5%
December 31, 2024	(6.8)%	(6.9)%	0.1%	(4.4)%	(4.5)%	0.1%

Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands, except percentages; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income	$110,735	$129,906	$162,982	$303,281
Excluding:
Stock-based compensation expense and related payroll taxes (1)	66,267	68,155	252,986	282,847
Depreciation and amortization	24,894	26,402	101,845	108,074
Provision for income taxes	26,018	48,427	83,683	107,494
Interest and other non-operating income, net	(6,419)	(4,111)	(23,940)	(17,176)
Foreign exchange (gain) loss	(133)	(19,090)	40,428	(13,391)
Asset impairment charge	—	—	101,703	—
Acquisition, divestiture, and corporate structure-related expenses	8	43	7,156	1,478
Loss on sale of business	—	—	5,097	—
Restructuring and other exit costs	1,091	909	2,571	2,807
Retroactive non-income tax expense (2)	—	—	—	6,124
Adjusted EBITDA	$222,461	$250,641	$734,511	$781,538
Divided by
Revenue	$881,636	$852,162	$2,883,501	$2,808,332
Adjusted EBITDA margin	25.2%	29.4%	25.5%	27.8%

(1)Stock-based compensation expense included in the Condensed Consolidated Statements of Operations for the periods presented below is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$6,617	$8,071	$28,004	$32,575
Marketing	4,292	5,499	14,572	23,508
Product development	36,066	35,996	136,345	144,549
General and administrative	17,147	18,589	66,591	82,215
Stock-based compensation expense	$64,122	$68,155	$245,512	$282,847
(2)Retroactive non-income tax expense related to the digital services tax legislation in Canada, which was enacted on June 28, 2024 retroactive to January 1, 2022.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands; unaudited)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$693,414	$752,469
Purchases of property and equipment	(15,386)	(14,208)
Website and app development	(39,278)	(29,290)
Free cash flow	$638,750	$708,971